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                                                                   EXHIBIT 10.2

                                  SECURITY AGREEMENT

              SECURITY AGREEMENT dated effective as of April 8, 1999, by and between MOBILE PET SYSTEMS, INC., a Delaware corporation ("Lessee") and FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lessor"), executed pursuant to that certain Equipment Lease No. 4125 between Lessee and Lessor, as the same may be supplemented from time to time by the addition of Lease Schedules referencing further items of equipment which shall become subject thereto (as so supplemented, the "Lease").

              1. DEFINITIONS. All terms used herein which are defined in the Arizona Uniform Commercial Code (the "Code") shall have the same meanings herein as in the Code unless the context in which such terms are used herein indicates otherwise. All capitalized terms defined in the Lease and which are used as defined terms in this Security Agreement, unless otherwise defined herein, shall have the meanings ascribed to them in the Lease, the applicable provisions of which are incorporated herein.

              2. SECURITY INTEREST. To secure the performance and payment of all obligations of Lessee pursuant to the Lease (collectively, the "Lessee's Obligations"), Lessee hereby grants to Lessor a security interest in all of Lessee's right, title and interest in the property and property rights more fully described on EXHIBIT A attached hereto and incorporated herein by reference (collectively, the "Collateral"). Such security interests shall be superior and prior to all other liens.

              3. REPRESENTATIONS, WARRANTIES AND COVENANTS. Lessee hereby represents, warrants and covenants to Lessor as follows:

                     3.1 Lessee is the owner of the Collateral, except the portion thereof consisting of after-acquired property, and Lessee will be the owner of such after-acquired property, free from any lien except the lien created hereby in favor of Lessor.

                     3.2 There is listed in EXHIBIT B attached hereto the location of the chief place of business of Lessee and, if different, the location(s) where any Tangible Collateral (as hereafter defined) and the books and records of Lessee are kept. Lessee shall not (a) change any such locations(s), (b) open any new places of business, (c) change its corporate name, or (d) conduct a business under any other names or use any trade names or fictitious names, other than its own corporate name, without, in each case, giving to Lessor


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       thirty days' prior written notice of any such change.  "Tangible
       Collateral" consists of all items which would be considered "goods," "equipment," "inventory" or "fixtures" under the Code.

                     3.3 Lessee will at all times keep the Tangible Collateral in good operating condition and repair, operate and maintain the same in compliance with all laws and insurance policies applicable thereto, and pay promptly when due all taxes, insurance premiums and other governmental charges upon or relating to any of the property, income or receipts of Lessee.

              4. INSURANCE. Lessee shall maintain such insurance, written by such insurers and in such amounts and on such forms as are satisfactory to Lessor. The net proceeds collected by Lessor, after deducting all costs and expenses (including attorneys' fees) of collection shall be applied, at Lessor's option, either toward replacing or restoring the Collateral, in a manner and on terms satisfactory to Lessor, or to the payment of Lessee's obligations. Any proceeds applied to the payment of Lessee's Obligations shall be applied in such manner as Lessor may elect. In no event shall such application relieve Lessee from payment in full of all installments of rent coming due under the Lease.

              5. PROTECTION OF COLLATERAL. In the event of the failure of Lessee to (a) maintain in force and pay for any insurance which Lessee is required to provide pursuant to this Security Agreement or the Lease, (b) keep the Tangible Collateral in good repair and operating condition, (c) keep the Collateral free from any other liens, and (d) pay when due all taxes, levies and assessments on or in respect of the Collateral, Lessor, at its option, may (but shall not be required to) procure and pay for such insurance, place the Tangible Collateral in good repair and operating condition, or otherwise make good any other aforesaid failure of Lessee and all sums advanced by Lessor, with interest thereon at the rate of fourteen percent (14%) per annum, shall be part of Lessee's Obligations, payable on demand.

              6. FINANCING STATEMENTS; FURTHER ASSURANCES. Lessee, concurrently with the execution of this Security Agreement, and from time to time thereafter as requested by Lessor, shall execute and deliver to Lessor such financing statements, continuation statements, amendments to financing statements and other documents, in form satisfactory to Lessor, as Lessor may require to perfect and continue in effect the lien of Lessor. Lessee irrevocably appoints Lessor its attorney-in-fact, in the name of Lessee or Lessor, to execute and file from time to time any such financing statements, continuation statements and amendments thereto, which appointment shall be deemed to be a power coupled with an interest.

              7. EVENTS OF DEFAULT. Lessee shall be in default under this Security Agreement upon the occurrence of (i) any failure of Lessee to perform its

                                       2

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obligations hereunder or (ii) any default under the Lease (collectively herein, an "Event of Default").

              8. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Lessor shall have all the rights and remedies of a secured party under the Arizona Uniform Commercial Code and all other rights and remedies accorded to a secured party in equity or law. Upon the request of Lessor, Lessee shall assemble and make the Tangible Collateral available to Lessor at a place reasonably convenient to Lessor. Any notice of sale or other disposition of the Collateral given not less than ten (10) days prior to such proposed action shall constitute reasonable and fair notice of such action. Lessee shall be liable for any deficiency. Lessee expressly waives any right to have the Collateral marshalled on any foreclosure, sale or other enforcement hereof.

              9. NOTICES. All notices and communications under this Security Agreement shall be given in accordance with the Lease.

              10. SUCCESSORS AND ASSIGNS. This Security Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Lessor and Lessee.

              11. APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, EXCEPT TO THE EXTENT THAT APPLICABLE LAW REQUIRES THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION AND ENFORCEMENT OF THE SECURITY INTERESTS GRANTED TO LESSOR.

              12. TERMINATION. This Security Agreement shall terminate upon the payment in full of Lessee's Obligations.

              13. COUNTERPARTS; FACSIMILE EXECUTION. This Security Agreement may be executed in any number of separate counterparts, all of which, when taken together, shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties did not sign the same counterpart. Delivery of an executed counterpart of this Security Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Security Agreement. Any party delivering an executed counterpart of this Security Agreement by telefacsimile shall also deliver a manually executed counterpart of this Security Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Security Agreement.

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              This Security Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

LESSOR:                                   LESSEE:

FINOVA CAPITAL CORPORATION,               MOBILE PET SYSTEMS, INC., a
a Delaware corporation                    Delaware corporation


By: /s/ Anne M. McNeil                    By: /s/ Paul J. Crowe
   ---------------------                     ---------------------
   Name:  Anne M. McNeil                    Name:  Paul J. Crowe
   Title: Vice President                    Title: CEO/PRESIDENT

Address:  311 South Wacker Drive          Address:  2240 Shelter Island Drive
          Suite 4400                              ---------------------------
          Chicago, Illinois  60606                 San Diego, CA  92103
          Attn: Vice President - Group            ---------------------------
                 Counsel
                                                  ---------------------------

                                          Telecopy No.: (619) 226-6889
                                                        ---------------------

Telecopy No.: (312) 322-3550

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                                     EXHIBIT A

                                     COLLATERAL

              A. All equipment of Lessee, whether now owned or hereafter acquired and wherever located, including, but not limited to, all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, office and record keeping equipment, parts, and tools;

              B. All general intangibles of Lessee, whether now owned or hereafter acquired, including, but not limited to, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use Lessee's name;

              C. All inventory of Lessee, whether now owned or hereafter acquired and wherever located, including, without limitation, all inventory wherever located in which Lessee now has or hereafter may acquire any right, title or interest, including, without limitation, all goods and other personal property now or hereafter owned by Lessee which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, stock-in-trade, work in process or materials used or consumed or to be used or consumed in Lessee's business, or in the processing, packaging or shipping of the same, and all finished goods;

              D. Each and every right of Lessee to the payment of money, including, but not limited to, all present and future debt instruments, chattel paper, accounts, loans and obligations receivable, and tax refunds, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of good or other property by Lessee, out of a rendering of services by Lessee, out of a loan by Lessee, out of the overpayment of taxes or other liabilities of Lessee, or otherwise arises under any contract or agreement, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Lessee may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor; and

              E. All of Lessee's right, title and interest in and to any fixtures;

together with all substitutions and replacements for and products of any of the foregoing property and together with all proceeds of the sale, lease or other

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disposition of any and all of the foregoing property, any and all proceeds of insurance thereon and, in the case of all Tangible Collateral, together with all accessions and, together with (i) all accessories, attachments, additions, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such collateral, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such collateral.














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                                       EXHIBIT B




Chief Place of Business of Lessee:

                     2240 SHELTER ISLAND DRIVE
                   ---------------------------
                     SAN DIEGO, CA 92103
                   ---------------------------
                     SUITE 205
                   ---------------------------

Location of Tangible Collateral and Books and Records of Lessee:

                     2240 SHELTER ISLAND DRIVE
                   ---------------------------
                     SAN DIEGO, CA 92103
                   ---------------------------
                     SUITE 205
                   ---------------------------